CITIZENS FINANCIAL GROUP, INC.
PERFORMANCE FORMULA AND INCENTIVE PLAN
The following sets forth the performance formula (the “Performance Formula”), which is intended to be a valid performance formula under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder (the “Code”) and which shall govern annual incentive awards for certain executive officers of the Company (as defined in Section 1), which may be awarded in the form of cash, stock, notes or other property or any combination of the foregoing under any of the compensation plans of the Company or its affiliates. The Performance Formula and related provisions (the “Performance Formula and Incentive Plan”) are set forth below as a stand-alone document for ease of administration.
1.Definitions.
As used herein, the following capitalized words shall have the meanings set forth below:
“Award” means an award, including without limitation, an award of restricted stock, stock units, stock options, or stock appreciation rights or another equity-based or equity-related award, granted under any Company equity compensation plan and subject to the terms and provisions of such plan.
“Board” means the Board of Directors of the Company.
“Committee” means the Compensation Committee of the Board, any successor committee thereto, or any other committee of the Board appointed by the Board to administer the Performance Formula and Incentive Plan or to have authority with respect to the Performance Formula and Incentive Plan, or any subcommittee appointed by such Committee, in each case, consisting solely of at least two “outside directors” as defined under Section 162(m) of the Code.
“Company” means Citizens Financial Group, Inc., a Delaware corporation, and any and all successor entities.
“Date of the Award” means the effective date of an Award as specified by the Committee.
“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.
“Maximum Annual Incentive Award” has the meaning set forth in Section 2.
“Pre-Tax Operating Income” means, for the applicable fiscal year, the consolidated pre-tax income of the Company, adjusted to exclude the impact of any extraordinary items, goodwill impairment, integration and restructuring costs, discontinued operations, acquisition costs, gains or losses on strategic disposals, pension curtailments or settlements, cumulative effect of accounting changes, valuation adjustments related to debt accounted for at fair value, and other unusual or non-recurring items of loss or expense.  In each case, all of the preceding terms will have the meanings as defined by generally accepted accounting principles accepted in the United States of America and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission.
“Section 162(m) Participant” means, for a given fiscal year of the Company, any individual designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.
“Share” means a share of common stock, par value $0.01 per share, of the Company.
“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Performance Formula and Incentive Plan.
2.Annual Incentive Award.
Commencing with the fiscal year of the Company beginning January 1, 2014,and for each fiscal year of the Company thereafter, each Section 162(m) Participant will be eligible to earn under the Performance Formula and Incentive Plan an annual incentive award for each fiscal year in a maximum amount equal to the following percentages of Pre-Tax Operating Income for that fiscal year: 2% for the Chief Executive Officer and 0.7% for each other Section 162(m) Participant (each, the “Maximum Annual Incentive Award”). In determining the annual incentive award amounts payable under the Performance Formula and Incentive Plan, the Committee may not pay a Section 162(m) Participant more than the Maximum Annual Incentive Award, but the Committee shall have the right to reduce the incentive award amount payable to such Section 162(m) Participant to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.
Following the completion of each fiscal year, the Committee shall certify in writing the Maximum Annual Incentive Awards and the incentive amounts, if any, payable to Section 162(m) Participants for such fiscal year. The incentive award amounts payable to a Section 162(m) Participant may be paid annually following the end of the applicable fiscal year after such certification by the Committee in the form of (i) cash (including deferred cash), (ii) Awards with a value as of the Date of the Award, determined in accordance with Section 3 below, (iii) notes, (iv) other property as the Committee may determine, or (v) any combination of the foregoing; in each case, subject to compliance with Section 409A of the Code. Any annual incentive awards granted in accordance with the preceding provisions will be subject to any additional vesting, forfeiture, clawback or deferral terms as determined reasonable in the discretion of the Committee.
3.Valuation.
If the Committee determines that all or a portion of an annual incentive award awarded to a Section 162(m) Participant for a given fiscal year is paid in whole or in part in the form of Awards, then for purposes of determining the number of Shares subject to such Awards, the Committee will value Awards in the form of restricted stock, restricted stock units or other full-value share awards at the Fair Market Value of the Shares underlying the grant on the Date of the Award and will value Awards in the form of options and stock appreciation rights at their fair value on the Date of the Award, as expensed by the Company under applicable accounting rules for purposes of the Company’s financial statements. Notwithstanding the foregoing, the Fair Market Value of any Awards plus any cash paid as an annual incentive award pursuant to the Performance Formula and Incentive Plan shall not exceed the Maximum Annual Incentive Award.
4.Repeal of Section 162(m) of the Code.
Without further action by the Board, the Performance Formula and Incentive Plan shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).
5.Administration.
The Committee shall administer the Performance Formula and Incentive Plan and shall have full power and authority to make all determinations under the plan in its sole discretion, subject to the express provisions hereof, including, without limitation: (i) to appropriately identify eligible Section 162(m) Participants; (ii) to make annual incentive awards and to determine the form and terms of such awards generally, including, without limitation, the number of Shares subject to each Award or the cash amount payable in connection with an annual incentive award; (iii) to establish the terms and conditions of each annual incentive award, including, without limitation, those related to vesting, cancellation, forfeiture, clawback, payment, and exercisability, and the effect, if any, of certain events on a Section 162(m) Participant’s annual incentive awards, including, without limitation, the Section 162(m) Participant’s termination of employment with the Company or its Subsidiaries; (iv) to specify and approve the provisions of the annual incentive award documents delivered to Section 162(m) Participants in connection with their annual incentive awards, if any; (v) to construe and interpret any annual incentive award document delivered under the plan; (vi) to prescribe, amend and rescind the Performance Formula and Incentive Plan, in whole or in part, or any rules, procedures or programs relating to the plan; and (vii) to formulate such procedures as it considers to be necessary or advisable for the administration of the Performance Formula and Incentive Plan.
The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Performance Formula and Incentive Plan. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Performance Formula and Incentive Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s determinations under the Performance Formula and Incentive Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, annual incentive awards under the plan (whether or not such persons are similarly situated). The Committee shall not be liable for anything whatsoever in connection with the administration of the Performance Formula and Incentive Plan, including, without limitation, any interpretation, determination or other action taken or not taken in administering the Performance Formula and Incentive Plan, except the Committee’s own willful misconduct.
6.Tax Withholding.
All annual incentive awards shall be subject to tax withholding to the extent required by applicable law.
7.Discretionary Awards.
Unless the Company specifically provides otherwise, all grants of Awards and deliveries of Shares, cash or other property under the Performance Formula and Incentive Plan shall constitute a special discretionary incentive payment to the Section 162(m) Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Section 162(m) Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Section 162(m) Participant.
8.No Right to Continued Employment or Participation.
Neither the Performance Formula and Incentive Plan nor any interpretation, determination or other action taken or omitted to be taken pursuant to the Performance Formula and Incentive Plan shall be construed as guaranteeing a Section 162(m) Participant’s employment with the Company during any period, right to be reemployed by the Company following a termination of employment, a discretionary bonus or any particular level of bonus, compensation or benefits, or be deemed to create or confer on a Section 162(m) Participant any right to participate in the Performance Formula and Incentive Plan, or in any similar program that may be established by the Company, in respect of any fiscal year or other period.
9.Effective Date.
The Performance Formula and Incentive Plan shall be effective with respect to compensation in respect of the fiscal year beginning January 1, 2014.
10.Termination and Amendment.
The Committee may amend, modify, suspend or terminate the Performance Formula and Incentive Plan or any portion thereof at any time, provided that such action complies with the requirements of Section 162(m) of the Code.
11.Governing Law; Arbitration.
The Performance Formula and Incentive Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of an annual incentive award to the substantive law of another jurisdiction. Any dispute, claim or controversy arising out of or relating to this Performance Formula and Incentive Plan or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this provision to arbitrate, shall be determined by arbitration before a single arbitrator in the English language. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. Judgment on the Award may be entered in any court having jurisdiction. Prior to arbitration, all disputes, controversies or claims maintained by any Section 162(m) Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

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